Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2004, except with respect to the matters described in the fifth paragraph of the report, as to which the date is October 8, 2004, with respect to the consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows of Global Crossing Limited and subsidiaries (the “Company”), for the period from December 10, 2003 to December 31, 2003 (Successor Company operations) and for the period from January 1, 2003 to December 9, 2003 (Predecessor Company operations) and the related financial statement schedule appearing in the Annual Report of Global Crossing Limited on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Global Crossing Limited on Form S-8 (File No. 333-121079, effective December 8, 2004 and File No. 333-125281, effective May 26, 2005).

/s/ GRANT THORNTON LLP

New York, New York

March 15, 2006